EXHIBIT 32.1

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of National Medical Health Card Systems, Inc. (“the “Company”) on Form 10-Q for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Smith, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

    (1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James Smith —————————————— James Smith Chief Executive Officer

November 15, 2004

EXHIBIT 32.2

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of National Medical Health Card Systems, Inc. (“the “Company”) on Form 10-Q for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stuart Fleischer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

    (1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stuart Fleischer —————————————— Stuart Fleischer Chief Financial Officer

November 15, 2004